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Exhibit 10.26

                                      NOTE

U.S. $200,000.00                                        Front Royal, Virginia
                                                        August 15, 2003

         FOR VALUE RECEIVED, SYNDICATED FOOD SERVICE INTERNATIONAL, INC., a corporation organized under the laws of the State of Florida (the "Borrower"), hereby promises to pay to the order of PROSKAUER ROSE LLP (the "Lender"), having offices at 1585 Broadway, New York, New York 10036 (the "Office"), in lawful money of the United States of America in immediately available funds at the Office the principal sum of Two Hundred Thousand United States dollars (U.S.$200,000.00) on August 14, 2004 (the "Maturity Date").

         The Borrower promises also to pay interest on the unpaid principal amount of this Note from the date hereof until the Maturity Date (whether by acceleration or otherwise) at a rate per annum which shall be equal to the Base Rate in effect from time to time, plus 1 1/2%, but in no event at less than a rate per annum of 6%. Overdue principal, and to the extent permitted by law, overdue interest in respect of the Note and on any other overdue amount payable by the Borrower shall bear interest at a rate per annum equal to 10% ("Default Rate"); provided however, that the Borrower shall pay interest at the Default Rate after the Maturity Date or upon an occurrence of an Event of Default at a rate per annum equal to the higher of (i) Default Rate; or (ii) 2% in excess of the Base Rate, plus 1 1/2%;

         Interest on this Note shall be payable quarterly on the last Business Day of each calendar quarter (commencing December 31, 2003 and upon the Maturity
Date). Upon the occurrence of any of the following specified events (each an "Event of Default):

         a) The Borrower shall (i) default the payment then due of any principal of any of this Note; or (ii) default, and such default shall continue unremedied for five or more Business Days in the payment when due of any interest on this Note or the principal hereof;

         b) The Borrower or any of its subsidiaries shall hereafter; (i) default in any payment of all or any portion of any indebtedness (in excess of $150,000, in the aggregate) beyond the period of grace, if any, provided in the instrument of agreement under which such indebtedness is created, or
     (ii) default in the observance or performance or any agreement, covenant or condition relating to any indebtedness, other than this Note, or any other event which occur or condition existing the effect of which default or other event or condition, in each case, is to cause or permit the holder or holders of such indebtedness to cause (determined without regard to whether any notice is required) any such indebtedness to become due;

         c) One or more judgments or decrees shall be hereafter entered against the Borrower or any of its subsidiaries, involving in the aggregate for the Borrower and its subsidiaries, the liability (if not fully covered by insurance) of $150,000 or more, exclusive of Platinum Funding Corporation;

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         d)       The Borrower or any of its subsidiaries shall hereafter incur any indebtedness senior to the indebtedness under this Note;

         e) The Borrower or any of the following subsidiaries - Beasley Food Service, Inc., Beasley Transportation, Inc., Syndicated Bloomington I LLC, and Momentum Food Services, Inc. - files voluntary petition in bankruptcy under the United States Bankruptcy Code as now or hereafter in effect or under any other jurisdiction or an involuntary case under any such statute as commenced against the Borrower or any of such subsidiaries and the petition is not contraverted within 10 days or is not dismissed within 30 days after commencement of the case, or the Borrower or any of its subsidiaries commences any other proceeding under reorganization, arrangement, adjustment of debt, relieving of debtors, dissolution, insolvency or liquidation similar law of any jurisdiction, whether now or hereafter in effect relating to the Borrower or any of its subsidiaries or any such proceeding.

         f) In the event of the sale of substantially all of the assets of the Borrower (or any of its subsidiaries having revenues or assets in excess of $500,000) or, if the successor is not as financially secure as the Borrower, upon the merger, consolidation or reorganization of the Borrower or any of its subsidiaries having revenues or assets in excess of $500,000 or such corporate actions in any six month period, in the aggregate, occur or there is a change in control of the Borrower or any of its subsidiaries then, upon the occurrence of any such Event of Default , and at any time thereafter, if any Event of Default shall then be continuing; then the Lender may declare that the entirety of the principal hereof, and the interest due hereunder, to be immediately due and payable.

         The Borrower shall have the right to prepay the principal amount of this Note at any time, or from time to time, without penalty or premium, provided that each such payment shall be with accrued interest to the date of prepayment.

         A Business Day when used herein shall mean any day other than a Saturday, Sunday or a day on which commercial banks are closed in the City of New York. If a payment is due hereunder on a day which is not a Business Day then payment shall be made on the preceding Business Day.

         Base Rate shall mean the rate which Citibank N.A. announces from time to time as its base rate, the Base Rate to change when and as such base rate changes. The Base Rate is a reference rate which does not necessarily represent the lowest or best rate actually charged to any customer. Citibank N.A. may make commercial loans or other loans at rates of interest, above or below the Base Rate.

         Any fees (including attorney's fees of the Lender at normal billing rates for attorneys in its offices), costs or expenses incurred by the Lender in collecting or enforcing the obligations of the Borrower under this Note shall be due and payable by the Borrower when incurred (with a grace period of 5 Business Days after notice thereof to Borrower. Any unpaid portion of the amounts set forth in the preceding sentence shall bear interest at the Default Rate.

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         Any notice required or permitted hereunder shall be in writing an delivered either personally or in writing, by certified mail, return receipt requested or by facsimile transmission (if the Lender to it at (212) 969 2900, Attention, Executive Director or if to the Borrower at (540) 636 3360,
Attention: Chief Executive Officer) to the Borrower or Lender at the addresses set forth at the outset hereof or to such other address as either shall give notice to the other.

         The Borrower hereby waives presentment, demand protest or notice of any kind in connection with this Note.

                                     SYNDICATED FOOD SERVICE INTERNATIONAL, INC.

                                     By:________________________________________
                                           Thomas P. Tanis, Jr.
                                           President and Chief Executive Officer

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